Exhibit 10.1
Execution Version
Privileged & Confidential
Subject to FRE 408 and State Law Analogues

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is made and entered into as of September 14, 2023 (the “Effective Date”), by and between APPHARVEST RICHMOND FARM, LLC, a Delaware limited liability company (the “Lessor”), and CEFF II APPHARVEST HOLDINGS, LLC, a Delaware limited liability company (the “Lessee”).

W I T N E S S E T H:

WHEREAS, Lessor is the owner of that certain real property commonly known as 1415 Speedwell Road, Richmond, Kentucky 40475, which real property is more particularly described on Exhibit A attached hereto and made a part hereof (the “Real Property”), along with all buildings, structures, driveways, parking lots, walkways, landscaping and other appurtenances thereto (the “Improvements”); and

WHEREAS, Lessor is the owner of all that certain furniture, fixtures, equipment and personal property located at the Real Property (the “FF&E”; and, together with the Real Property and the Improvements, the “Property”); and

WHEREAS, Lessee desires to lease the Property, and Lessor is willing to lease the Property to Lessee, upon the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, Lessor and Lessee hereby agree as follows:

1.    Lease. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Property, upon the terms and conditions set forth in this Lease.

2.    Term. The term of this Lease (the “Term”) shall commence on the Effective Date (the “Commencement Date”) and shall expire on October 14, 2023 (the “Expiration Date”) unless sooner terminated pursuant to the terms hereof.

3.    Rent. In lieu of any rent payment, Lessee shall fulfill the obligations under this Lease for the benefit of Lessor, including obtaining and maintaining the insurance set forth in Section 10 below.

4.    Use of Property. Lessee may use the Property for the purpose of an indoor farm, agricultural facility, warehouse and any other use permitted under applicable law. Notwithstanding the foregoing, and the lease of the Property to Lessee, Lessee hereby agrees that Lessor shall continue its occupancy and operation of the Property. Lessee hereby assigns all rights related to use and occupancy to Lessor and delegates to Lessor all obligations to maintain and repair the Property, and Lessor hereby accepts such assignment and assumes such obligations; provided that Lessor’s responsibilities shall extend solely to ordinary maintenance and Lessor shall

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Exhibit 10.1

not be responsible for matters customarily covered by property and/or liability insurance policies obtained in the ordinary course by similar businesses.

5.    Covenants, Representations and Warranties of Lessee. Lessee hereby covenants with, and represents and warrants to, Lessor as follows:

(a)    Lessee is duly formed and organized under the laws of the State of Delaware, and is, and shall at all times during the Term be, in good standing with all governmental agencies and bodies regulating Lessee;

(b)    Lessee has full right, power and authority to enter into this Lease and to perform each and all of its duties and obligations hereunder, and that neither the execution of this Lease by Lessee nor the performance of Lessee’s obligations hereunder will constitute a breach or default (or an event which, with the passage of time or giving of notice or both, would constitute a breach or default) under any contract or agreement (oral or written) to which Lessee is a party; and

(c)    The person signing this Lease on behalf of Lessee has full right, power and authority to so act on Lessee’s behalf and to bind Lessee to each and all of the terms hereof.

6.    Covenants, Representations and Warranties of Lessor. Lessor hereby covenants with, and represents and warrants to, Lessee as follows:

(a)    Lessor is duly formed and organized under the laws of the State of Delaware, and is, and shall at all times during the Term be, in good standing with all governmental agencies and bodies regulating Lessor;

(b)    Lessor has full right, power and authority to enter into this Lease and to perform each and all of its duties and obligations hereunder, and that neither the execution of this Lease by Lessor nor the performance of Lessor’s obligations hereunder will constitute a breach or default (or an event which, with the passage of time or giving of notice or both, would constitute a breach or default) under any contract or agreement (oral or written) to which Lessor is a party;

(c)    The person signing this Lease on behalf of Lessor has full right, power and authority to so act on Lessor’s behalf and to bind Lessor to each and all of the terms hereof; and

(d)    Without limiting any other provision of this Lease, Lessor’s use and occupancy of the Property shall at all times comply with all applicable municipal, county, state and federal laws, ordinances, rules and regulations (including, without limitation, all applicable zoning ordinances and the Americans With Disabilities Act).

7.    Maintenance and Repair of Property; Access Area. Lessor shall keep and maintain the Property and all improvements thereon, including but not limited to the roof, structural foundation, walls, plumbing, heating and air conditioning equipment, if any, of the improvements thereon, and all appurtenances thereto, in good order, condition and repair, at its sole cost and expense, it being expressly agreed and acknowledged that Lessee shall have no responsibility whatsoever for any such maintenance or repair.

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Exhibit 10.1

8.    Utilities and Other Services. Lessor shall, if necessary, cause meters to be installed on the Property to measure the consumption of gas, water, electricity, telephone, and any other utility used on or in connection with the Property. Lessor shall, upon receipt of the utility bill or bills, pay all charges for consumption of such utilities at the Property and, if Lessee so requests, provide evidence of the payment of such charges to Lessee. In addition, Lessor shall be responsible for any and all sanitary sewer charges levied or assessed against the Property.

9.    Insurance; Waiver of Subrogation.

(a)    Lessor agrees that it will not keep, use, sell or offer for sale in or upon the Property any article which may be prohibited by the fire and casualty insurance policy carried by Lessee with respect to the Property. Lessor represents and warrants to and covenants with Lessee that it will not use the Property for any purpose which increases the cost of insuring the Property.

(b)    Lessee shall, during the Term, maintain property insurance with respect to the Real Property and Improvements, as Lessee in consultation with Lessor determines necessary and appropriate, and shall pay all premiums for such insurance.

(c)    Without limiting any release or waiver of liability or recovery contained elsewhere in this Lease, each of the parties hereto waives all claims for recovery from the other party for any loss or damage to any of its property to the extent covered by property insurance carried by such party. Any property insurance obtained by Lessor or Lessee shall contain a waiver of subrogation against the other party, consistent with the terms of this Section 10(c).

10.    Waiver. Except to the extent caused by the negligence or willful misconduct of Lessor, its agents or employees, Lessee and Lessee’s agents and employees shall not be liable for, and Lessor waives all claims for damage to person or property sustained by Lessor or any party claiming by or through Lessor resulting from, any accident or occurrence in or upon the Property.

11.    Assignment; Subletting. Neither party may assign this Lease without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned, or delayed.

12.    Liens. Without limiting any other term or provision of this Lease, Lessor and Lessee each hereby covenants to the other that it shall not permit any lien to attach to the Property or any portion of the Property. If any such lien shall attach, the party causing such lien to attach shall promptly cause the same or any claim therefor to be released.

13.    Events of Default; Remedies. In the event that either party fails to perform any term, condition, or covenant set forth herein, and such failure continues for more than thirty
(30) days after notice from the non-defaulting party to the defaulting party, the non-defaulting party may immediately terminate this Lease.

14.    Miscellaneous.

(a)    Nonwaiver. The waiver of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition for any

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Exhibit 10.1
subsequent breach of the same or any other term, covenant or condition herein contained. No covenant, term or conditions of this Lease shall be deemed to have been waived, unless such waiver shall be made in an express writing by the benefitted party.

(b)    Entire Agreement. This Lease and the Exhibits attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Lessor and Lessee concerning the subject matter hereof and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them.

(c)    Notices. Any notice, demand, request or other instrument which may be or are required to be given under this Lease shall be delivered in person or sent by United States certified mail postage prepaid and shall be addressed (1) if to Lessor: AppHarvest Richmond Farm, LLC, c/o AppHarvest, Inc., Attn: Gary Broadbent, Email: info@appharvest.com, or at such address as Lessor may designate by written notice and (2) if to Lessee: CEFF II AppHarvest Holdings, LLC, c/o Controlled Environment Foods Fund, LLC, Attn: Nick Houshower, Email: houshower@eq-cap.com, or at such other address as Lessee shall designate by written notice. Notices and demands shall be deemed given on the second (2nd) business day after when mailed or, if made by personal delivery, then upon such delivery.

(d)    Captions. The captions and section numbers appearing in this Lease are inserted only as a matter of convenience and in no way shall be construed as defining or limiting the scope or intent of the provisions of this Lease nor in any way affect this Lease.

(e)    Governing Law. The laws of the state of New York shall govern the validity, performance and enforcement of this Lease.

(f)    Severability. If any term, covenant or condition of this Lease or the application thereof to any party or circumstance shall, to any extent, by invalid, or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

(g)    No Partnership. The relationship between the Lessor and Lessee is that of landlord-tenant and this Lease in no way creates a partnership, joint venture, agency or other relationship between them. Each party will be responsible for its respective obligations hereunder and for its own liabilities incurred in the course of its business. In particular, Lessor shall have no liability whatsoever for any compensation or benefits owed by Lessee to its employees or contractors, which Lessee will pay on a timely basis.

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Exhibit 10.1

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be executed as of the date and year first above written.

LESSOR:

APPHARVEST RICHMOND FARM, LLC, a Delaware limited liability company

By:	/s/ Gary Broadbent
Name:	Gary Broadbent
Its:	Chief Restructuring Officer

LESSEE:

CEFF II APPHARVEST HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Nick Houshower
Name:	Nick Houshower
Its:	MR

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Exhibit 10.1

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

Tract 1A, containing 4.871 acres, located on Speedwell Road in Madison County, Kentucky, as shown on Minor Subdivision Plat recorded in Plat Cabinet 22, Slide 137 in the Madison County Court Clerk's Office, reference to which is hereby made for a more particular description, being known and designated as 1401 Speedwell Road — Parcel No. 0109-0000-0001-AA.

Tract 1A being the same property conveyed to Richmond Land Company, LLC, a Delaware limited liability company, from Jill L. Schneider and Bobby Schneider, her husband, by Deed dated October 7, 2020, of record in Deed Book 0795, Page 299, Madison County Clerk's Office.

Tract 1B, containing 32.808 acres, located on Speedwell Road in Madison County, Kentucky, as shown on Minor Subdivision Plat recorded in Plat Cabinet 22, Slide 137 in the Madison County Court Clerk's Office, reference to which is hereby made for a more particular description; Parcel No. 0109-0000-0001-A.

Tract 2, containing 51.384 acres, as depicted on the Preliminary/Final Subdivision Plat for Cornelison Heirs, Speedwell Road, recorded in Plat Cabinet 22, Page 58, in the records of the Madison County Court Clerk's Office, Richmond, Kentucky; being known and designated as 1415 Speedwell Road — Parcel No. 0109-0000-0001-B.

Tract 3, containing 95.340 acres, as depicted on the Preliminary/Final Subdivision Plat for Cornelison Heirs, Speedwell Road, recorded in Plat Cabinet 22, Page 58, in the records of the Madison County Clerk's Office; Parcel No. 0109-0000-0001-C.

Tract 7, containing 27.933 acres, as depicted on the Preliminary/Final Subdivision Plat for Cornelison Heirs, Speedwell Road, recorded in Plat Cabinet 22, Page 58, in the records of the Madison County Court Clerk's Office; Parcel No. 0109-0000-0001-G.

Tract 8, containing 39.407 acres, as depicted on the Preliminary/Final Subdivision Plat for Cornelison Heirs, Speedwell Road, recorded in Plat Cabinet 22, Page 58, in the records of the Madison County Clerk's Office, reference to which is hereby made for a more particular description, Parcel No. 0109-0000-0001-H.

Tracts 1B, 2, 3, 7 & 8 being the same property conveyed to Richmond Land Company, LLC, a Delaware limited liability company, from James Dause Holdings LLC, a Kentucky limited liability company, by Deed dated September 15, 2020, of record in Deed Book 0794, Page 316, Madison County Clerk's Office.

LESS AND EXCEPT FROM THE ABOVE-REFERENCED PROPERTY THE FOLLOWING OUT-CONVEYANCES:

1.    Deed from AppHarvest Richmond Farm, LLC (f/k/a Richmond Land Company, LLC), a Delaware limited liability company, to East Kentucky Power Cooperative, Inc., of 1.133 acres, dated June 16, 2021, of record in Deed Book 810, Page 232, Madison County Clerk's Office.

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Exhibit 10.1
2.    Deed, Permanent Easement, and Temporary Construction Easement from AppHarvest Richmond Farm, LLC (f/k/a Richmond Land Company, LLC), a Delaware limited liability company, to Northern Madison County Sanitation District, of 0.057 acres of fee, and easements, dated February 2, 2022, of record in Deed Book 820, Page 357, Madison County Clerk's Office.

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